Exhibit (a)(70)

ING EQUITY TRUST

ABOLITION OF SERIES OF SHARES

OF BENEFICIAL INTEREST

The undersigned, being a majority of the Trustees of ING Equity Trust (“IET”), a Massachusetts business trust, acting pursuant to the Amended and Restated Declaration of Trust (the “Declaration of Trust”), including Article VIII, Section 8.2, of the Declaration of Trust, dated February 25, 2003, as amended, hereby abolish the ING Value Choice Fund, and the establishment and designation thereof, there being no shares of such series currently outstanding.

Dated:  __July 15, 2013______________________

/s/Colleen D. Baldwin__________________ Colleen D. Baldwin, as Trustee	/s/J. Michael Earley________________ J. Michael Earley, as Trustee
/s/John V. Boyer_______________________ John V. Boyer, as Trustee	/s/Patrick W. Kenny____________________ Patrick W. Kenny, as Trustee
/s/Patricia W. Chadwick______________ Patricia W. Chadwick, as Trustee	/s/Shaun P. Mathews___________ Shaun P. Mathews, as Trustee
/s/Sheryl K. Pressler___________ Sheryl K. Pressler, as Trustee
/s/Peter S. Drotch_____________________ Peter S. Drotch, as Trustee	/s/Roger B. Vincent___________________ Roger B. Vincent, as Trustee